UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 8, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Based on the vote at the Special Shareholder Meeting on June 1, 2009, the Company renegotiated its transactions with ArqueMax Ventures LLC (“AMV”) and Mr. Michael Ning, Chairman of Taicom Securities Co Ltd (“Taicom”).

The revised transactions were approved by the Board of Directors on June 2, 2009 and do not require shareholder approval. The Company believes that the new structure is more beneficial to the shareholders of IA Global by providing funding to the Company and minimizing shareholder dilution.

June 8, 2009 Services Agreement

On June 8, 2009, the Company entered into a Services Agreement with AMV. Pursuant to this agreement, AMV is providing funding to the Company of $300,000 in exchange for IA Global Convertible Senior Debentures (“debentures”) that carry a 12% interest rate and are due December 8, 2009. The Senior Convertible Debentures are convertible into 10,000,000 shares of IAO Common Stock at $0.030 per share upon issuance. In the event Company is not able to pay back the principal amount plus accrued interest by December 8, 2009, AMV shall have the right to convert such Debenture into (1) the proportionate number of collateralized IAO Common Shares, or (2) 940,121 shares of Taicom Preferred Class B stock. The $300,000 in funding will be paid in five tranches are independent of each other and that payment or non-payment of one or more tranches is not dependent on the payment or non-payment of any one or more of the other tranches.

In addition, the Company agreed to a share exchange with Taicom whereby 10,500,000 shares of the Company’s common stock will be issued for 137,528 shares of Taicom Stock at the earlier of July 31, 2009 or the record date for the August 28, 2009 Annual Shareholder Meeting. The IA Global shares would be valued at $.035 per share, the price during negotiations. The Taicom Stock will be valued at the book value for Taicom. The Taicom Stock are restricted securities and may not be resold, distributed, collateralized liquidated or transferred to any person or entity.

After the closing of the transactions pursuant to the Services Agreement, the Company expects to own 14.6% of Taicom and Taicom and AMV would own 24.5% of IA Global if all preferred stock is converted into common stock. The Company is increasing its position in Taicom based on Mr. Ning’s business model of consolidating distressed broker dealers at or near the bottom of the stock market with potential for profits when the current recession ends.

Taicom is a financial services company in Japan providing a broad range of value-added financial services and competitive products. These services currently include the brokerage of Japanese commodities, derivative options, foreign currency, equities and investment trusts as well as the offering of investment consulting services to diversified clients such as individuals and corporations. Taicom offers creative solutions that meet the sophisticated trading needs of its online and offline clients, who utilize Taicom’s cutting-edge proprietary trading platform called TradePro, as well as its broad news and information gathering network.

Taicom is headquartered in Tokyo and in Osaka and has three branch offices in Japan.

The Services Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

June 2, 2009 Form of Performance Warrant

On June 2, 2009, but effective June 8, 2009, the Company entered into a Form of Performance Warrant (“Warrant”) with AMV. The Warrant provides for 5,213,105 shares of Company common stock to AMV at $.05 per share. The Warrant is exerciseable for a sixty month period and requires the payment of $300,000 in funding that is reflected in the June 8, 2009 Services Agreement. The Company agreed to register the common stock issuable upon the exercise of the Warrant with NYSE AMEX and file a registration statement on Form S-3 within sixty days of approval by NYSE AMEX. The Performance Warrant was issued to an accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

The Warrant is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Section 8 Other Business

Item 8.01 Other Business

Insider Trading Policy

The Company’s insider trading policy permits trading starting two days after our earnings release and for the next twenty consecutive trading days. However, our trading window has been closed since December 2008 due to takeover attempts of the Company. The trading window is expected to reopen July 17, 2009.

Earnings Release

Our complete 2008/9 earnings results will be published on or about July 15, 2009.

June 1, 2009 Special Shareholder Meeting

At the Special Shareholder Meeting held on June 1, 2009, the Shareholders approved the Amendment of our Certificate of Incorporation increasing in the number of authorized common shares from 300,000,000 to 450,000,000. The Company does not have any current plans to utilize the increased number of authorized shares.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Services Agreement dated June 8, 2009 by and between IA Global, Inc. and ArqueMax Ventures , LLC.

10.2	Form of Performance Warrant dated June 2, 2009, but effective June 8, 2009, by and between IA Global, Inc. and ArqueMax Ventures , LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 10, 2009

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer